Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-217816 on Form S-1 of our report dated March 22, 2018 relating to the balance sheets of US LBM Holdings, Inc. as of December 31, 2017 and April 27, 2017, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
August 10, 2018